Exhibit 99.1

FOR IMMEDIATE RELEASE

SomaLogic Issues Letter to Stockholders Reiterating Recommendation for Value Maximizing Merger with Standard BioTools

Combination Builds Scale and Accelerates Path to Profitability, Unlocking Significant Potential Value for SomaLogic Stockholders

Madryn’s Concerns are Not Based on Facts, and Madryn Selectively Ignores Risks in a Standalone Strategy and Potential Benefits of the Merger

Urges Stockholders to Vote “FOR” Merger Ahead of Special Meeting of Stockholders on January 4, 2024

BOULDER, Colo., December 21, 2023 – SomaLogic, Inc. (Nasdaq: SLGC) today issued an open letter to stockholders highlighting the value maximizing merger entered into with Standard BioTools (Nasdaq: LAB) on October 4, 2023. The Company also filed an investor presentation, which can be found on the investor page of SomaLogic’s website at https://investors.somalogic.com/static-files/daa110f7-0cc3-4eaf-ba78-e0c652b8d7a3.

The full text follows:

Dear Fellow Stockholders,

On January 4, 2024, we are holding our Special Stockholder Meeting to vote on our proposed merger with Standard BioTools – a merger that we believe is in the best interests of all SomaLogic stockholders. We urge you to vote “FOR” the Merger on SomaLogic’s proxy card for three key reasons:

1.	The Merger delivers compelling long-term upside, positions SomaLogic for leadership in the current market and reduces risk. To be clear, this transaction is not a sale. SomaLogic stockholders will own 57% of the combined company following close, ensuring that SomaLogic stockholders will capture the majority of the value that will be created by a leading, well-capitalized and strongly managed provider of differentiated multi-omics tools.

The combined company:

•	Dramatically increases our scale and diversification, with an attractive suite of life sciences research tools, balanced mix of services and products and complementary mix of biotech and academic customers. We expect this will deliver $300 million in combined revenue by 2026.

•	Accelerates our path to profitability through enhanced operating leverage and an anticipated $80 million in run-rate cost synergies by 2026. Both Standard and SomaLogic have strong cost reduction momentum already; combining the two companies allows us to continue that momentum and eliminate substantial duplicative spend.

•	Benefits from a proven combined Board and leadership team. Our combined teams have complementary skills, fill gaps in each of our structures and together form a strong bench of expertise in the life sciences tools industry.

2.	The Merger is the result of a comprehensive review of strategic alternatives to maximize value, driven by an independent Board. With support from independent legal and financial advisors, the Board proactively initiated a comprehensive review of strategic options over a period of months, including consideration of remaining a standalone company. We engaged with 16 parties to solicit potential interest in a transaction, but none expressed any actionable indication of interest and only one, other than Standard BioTools, entered into an NDA. This process was publicly announced in March of 2023, providing ample opportunity for any potential partner to emerge.

At all times weighing the pros and cons of SomaLogic as a standalone business, our Board negotiated the Standard BioTools proposal extensively, achieving a 30% premium1 and other key benefits for our stockholders.

3.	The Merger is in the best interest of stockholders. When the Board commenced its strategic review, SomaLogic was at an inflection point. Our business is a rapidly growing and exciting one – focused on the proteomics market where we see tremendous future potential. However, the path to this future involves significant execution risk and operational challenges that we must navigate. To address these challenges, the Board proactively initiated a process to review value-maximizing paths for the benefit of all stockholders. To be clear, remaining independent was always an option – and was one that the Board was fully prepared to pursue absent a more attractive alternative. The Merger is exactly that: a more attractive alternative that retains our stockholders’ exposure to our highly attractive technology and future potential through a continuing majority interest, while also creating new opportunities for value creation.

A small group of stockholders, who have worked together in the past, are now advocating against the Merger. It is hard to decipher the specific motivation or agenda of the group. However, it is obvious that many of their concerns are misplaced and rely on factually incorrect or deliberately misleading data. The Board believes it is important to be clear:

•	This is not a sale, this is a combination that strengthens our business and positions our stockholders to benefit from future industry consolidation.

•	The transaction is the result of a thorough, independent and deliberative Board process that was focused only on identifying strategic options that increase value for all SomaLogic stockholders. Eli Casdin was recused from all Board discussions regarding the strategic review process immediately once Standard BioTools emerged as a counterparty.

•	The SomaLogic Board secured a fiduciary out that would allow us to accept and execute on a Superior Proposal should one emerge.

•	The capital structure of the combined company is not risky. The pro forma company is strong with over $500 million of cash and only $68 million of debt. Further, Standard’s Series B Preferred stock is an equity security (not debt) with no preferred dividend or mandatory redemption feature.

1 Based on 1.11 fixed exchange ratio and the closing stock price of SomaLogic on October 3, 2023.

Facts matter. It is critical for our fellow stockholders to understand that the SomaLogic Board is, and always has been, acting in the best interests of ALL SomaLogic stockholders and has recommended the Standard transaction after a thoughtful and deliberate process because it believes it represents the best path forward for SomaLogic and all its stockholders.

We urge you to consider what is at stake: the Standard transaction will secure for the SomaLogic stockholders significant long-term value through a majority ownership position in a combined company with increased scale, a diverse product mix, synergies and an experienced Board and management team with a proven track record of delivering results.

Your Board is very excited about the transaction as we head into the new year.

Thank you for your support,

The SomaLogic Board of Directors

The Company urges all stockholders to vote “FOR” the value maximizing transaction on the SomaLogic proxy card today. A special meeting of SomaLogic stockholders is scheduled to be held virtually in connection with the proposed merger on January 4, 2024, at 12 p.m. ET (10:00 a.m. MT / 9:00 a.m. PT).

SomaLogic stockholders who need assistance voting or have questions regarding the Special Meeting may contact SomaLogic’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200.

The merger remains on track to close in the first quarter of 2024, subject to approval by SomaLogic and Standard BioTools stockholders and satisfaction of other customary closing conditions.

About SomaLogic

SomaLogic is catalyzing drug research and development and biomarker identification as a global leader in proteomics technology. With a single 55 microliter plasma or serum sample, SomaLogic can run 11,000 protein measurements, covering more than a third of the approximately 20,000 proteins in the human body. For more than 20 years SomaLogic has supported pharmaceutical companies, and academic and contract research organizations who rely on the Company’s protein detection and analysis technologies to fuel drug, disease, and treatment discoveries in such areas as oncology, diabetes, and cardiovascular, liver and metabolic diseases. Find out more at somalogic.com and follow @somalogic on LinkedIn.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo, “Unleashing tools to accelerate breakthroughs in human health,” Hyperion, Hyperion XTi, XTi, and X9 are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Additional Information and Where to Find It

In connection with the merger and required stockholder approval, Standard BioTools filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended (the “Form S-4”), which was declared effective by the SEC on December 1, 2023. The Form S-4 includes a definitive joint proxy statement of Standard BioTools and SomaLogic and also constitutes a final prospectus of Standard BioTools. The definitive joint proxy statement was mailed or otherwise made available to stockholders of Standard BioTools and SomaLogic on or about December 4, 2023. Standard BioTools’ and SomaLogic’s stockholders are urged to carefully read the joint proxy statement/prospectus (including all amendments, supplements and any documents incorporated by reference therein) and other relevant materials filed or to be filed with the SEC and in their entirety because they contain important information about the merger and the parties to the merger. Investors and stockholders may obtain free copies of these documents and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Standard BioTools at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at investors@standardbio.com or at https://investors.somalogic.com or by contacting SomaLogic Investor Relations at investors@somalogic.com.

Participants in the Solicitation

Standard BioTools, SomaLogic and each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Standard BioTools and SomaLogic’s stockholders with respect to the merger. Information about Standard BioTools’ directors and executive officers, including their ownership of Standard BioTools’ securities, is set forth in the joint proxy statement/prospectus, Standard BioTools’ proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023, Current Reports on Form 8-K, which were filed with the SEC on May 3, 2023, May 15, 2023, June 16, 2023 and July 28, 2023, and Standard BioTools’ other filings with the SEC. Information concerning SomaLogic’s directors and executive officers, including their ownership of SomaLogic securities, is set forth in the joint proxy statement/prospectus, SomaLogic’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2023, Current Reports on Form 8-K, which were filed with the SEC on June 6, 2023, as amended on June 14, 2023, June 9, 2023, October 4, 2023 and December 12, 2023, and SomaLogic’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Standard BioTools and its respective executive officers and directors in the merger, which may be different than those of Standard BioTools’ stockholders generally, by reading the definitive proxy statements regarding the merger, which have been filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov, at http://investors.standardbio.com or by contacting Standard BioTools’ Investor Relations department at investors@standardbio.com or at https://investors.somalogic.com or by contacting SomaLogic Investor Relations at investors@somalogic.com.

No Offer or Solicitation

This press release and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current plans, estimates and expectations of the management of Standard BioTools and SomaLogic that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements, many of which are beyond the control of Standard BioTools and SomaLogic. All statements other than statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are statements that could be deemed forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. Forward-looking statements may include statements regarding the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions; and any assumptions underlying any of the foregoing. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect Standard BioTools’ and SomaLogic’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the merger and the potential failure to satisfy the conditions to the consummation of the merger, including obtaining stockholder and regulatory approvals; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the merger on the ability of Standard BioTools or SomaLogic to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Standard BioTools or SomaLogic does business, or on Standard BioTools’ or SomaLogic’s operating results and business generally; (v) Standard BioTools’ or SomaLogic’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger or otherwise, or the impact of the merger thereupon; (vii) Standard BioTools or SomaLogic may be adversely affected by other economic, business and/or competitive factors, (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the merger; (ix) restrictions during the pendency of the merger that may impact Standard BioTools’ or SomaLogic’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that Standard BioTools or SomaLogic may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals may delay the consummation of the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; (xi) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of the Standard BioTools shares to be issued in the merger; (xiv) the risk that post-closing integration of the merger may not occur as anticipated or the combined company may not be able to achieve the benefits expected from the merger, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of Standard BioTools’ and SomaLogic’s traded securities; (xvi) the lingering effects of the COVID-19 pandemic on Standard BioTools’ and SomaLogic’s industry and individual companies, including on counterparties, the supply chain, the execution of research and development programs, access to financing and the allocation of government resources; (xvii) the ability of Standard BioTools or SomaLogic to protect and enforce intellectual property rights; and (xviii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Standard BioTools’ and SomaLogic’s response to any of the aforementioned factors. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ most recent quarterly report on Form 10-Q filed with the SEC on November 7, 2023, on its most recent annual report on Form 10-K filed with the SEC on March 14, 2023 and in Standard BioTools’ other filings with the SEC, as well as the “Risk Factors” section of SomaLogic’s most recent quarterly report on Form 10-Q filed with the SEC on November 8, 2023, on its most recent annual report on Form 10-K filed with the SEC on March 28, 2023 and in SomaLogic’s other filings with the SEC. The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning Standard BioTools and SomaLogic and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Standard BioTools and SomaLogic may elect to update such forward-looking statements at some point in the future, they disclaim any obligation to do so, other than as may be required by law, even if subsequent events cause their views to change.

Contacts

Investors

Marissa Bych

Gilmartin Group LLC

investors@somalogic.com

Standard BioTools

Peter DeNardo

CapComm Partners

ir@standardbio.com

Media

Nick Lamplough / Dan Moore / Tali Epstein

Collected Strategies

LAB-CS@collectedstrategies.com